Banc of California, Inc. Announces Date of 2014 Annual Meeting of Shareholders

Irvine, Calif. (February 14, 2014) Banc of California, Inc. (NASDAQ: “BANC”), the holding company for Banc of California, National Association, today announced that its 2014 annual meeting of shareholders will be held at 8:00 a.m. PDT on Thursday, May 15, 2014, at the Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California. Shareholders of record as of March 24, 2014 will be entitled to notice of and to vote at the meeting.

About Banc of California, Inc.

Since 1941, Banc of California, Inc. (NASDAQ: BANC) through its banking subsidiary Banc of California, National Association, has provided banking services and home loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $3.5 billion in consolidated assets and more than 60 banking locations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:

Banc of California, Inc.

Richard Herrin, (855) 361-2262

MEDIA INQUIRIES:

Vectis Strategies

David Herbst, (213) 973-4113 x101